Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 30, 2021, in the Registration Statement (Form S-1) and related Prospectus of Better Choice Company Inc. dated May 21, 2021.

/s/ Ernst & Young LLP

Louisville, KY
May 21, 2021